UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Guardant Health, Inc.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. Election of Class I Directors Nominees: 1 a. Vijaya Gadde For 1 b. Roberto Mignone For 1 c. Myrtle Potter For 1 d. Musa Tariq For 2. Ratification of the appointment of Deloitte & Touche LLP as Guardant Health, Inc.'s independent registered public accounting firm for the year ending December 31, 2025. For 3. Non-binding advisory vote to approve Guardant Health, Inc.'s named executive officer compensation. For NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. Election of Class I Directors Nominees: 1 a. Vijaya Gadde For 1 b. Roberto Mignone For 1 c. Myrtle Potter For 1 d. Musa Tariq For 2. Ratification of the appointment of Deloitte & Touche LLP as Guardant Health, Inc.'s independent registered public accounting firm for the year ending December 31, 2025. For 3. Non-binding advisory vote to approve Guardant Health, Inc.'s named executive officer compensation. For NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".